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                                                             EXHIBIT 14.3

                                  BERGER FUNDS

                                403(b) (7) PLAN
                           CUSTODIAL ACCOUNT AGREEMENT



     The Participant and his Employer, both as listed in the Application, hereby establish a Custodial Account in accordance with section 403(b) (7) of the Internal Revenue Code of 1986, as amended (the "Code"). The Participant is the employee of the Employer named on the Application. The Participant and his Employer hereby request Investors Fiduciary Trust Company (the "Custodian") to establish a Custodial Account for the investment of contributions from the Employer on behalf of the Participant in shares of one or more Berger Funds as specified in the Application (the "Shares"). This Agreement will take effect as to the Participant upon receipt of the Application by Investors Fiduciary Trust Company. Its appointment to serve as Custodian under this Agreement will be confirmed by receipt of a confirmation statement by the Participant.

                              I.  CUSTODIAL ACCOUNT


     1. ESTABLISHMENT OF ACCOUNT. Upon acceptance of a completed Application, the Custodian will open and maintain a Custodial Account for the benefit of the Participant (the "Account"). The Account shall be maintained pursuant to the terms of this Custodial Account Agreement (the "Agreement"). The Participant will promptly notify the Custodian in writing of any change in address.

     2. CONTRIBUTIONS.

        (a) GENERAL. The Custodian will accept and hold in the Account contributions made on behalf of the Participant. All contributions must be made in cash and must be no less than $50.00. The Employer may make contributions to the Account pursuant to a salary reduction agreement or agreement to forego an increase in salary with the Participant, or from such other sources as specified in this Article I.

        Contributions may be made in intervals determined by the Employer but will not be made more frequently than once every two weeks.

        (b) TRANSFERS FROM AN EXISTING 403(b) ARRANGEMENT. The Custodian will accept contributions resulting from transfers from an existing 403(b) Annuity or Custodial Account which resulted from contributions on behalf of the Participant by an employer described in Section 403(b)(1)(A) of the Code. Once transferred to the Participant's Account, such contributions will be invested, distributed or otherwise dealt with as a part of such Account. To the extent permitted by law,

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        partial transfers from 403(b) accounts will be permitted.

        (c) ROLLOVERS FROM INDIVIDUAL RETIREMENT ACCOUNTS. The Custodian will accept and hold in the Account rollovers from an Individual Retirement Account(s) as described in Section 408 of the Code, which Individual Retirement Account(s) resulted solely from rollover(s) from existing 403(b) arrangement(s) as described in Section 403(b)(8). Contributions must be identified to the Custodian as rollover contributions.

        (d) PARTICIPANT CONTRIBUTIONS. The total salary reductions contributions for any taxable year of the Participant (when added to all other salary reductions made on behalf of the Participant to another plan described in Code Section 401(k), 408(k)(6), or 403(b) and when added to other contributions made on behalf of the Participant under any other plan described in Code Section 457 or 501(c)(18) will not exceed $9,500. Such salary reductions, when added to any Employer Contributions, will not exceed the limits of Section
        (E) below.

             Certain qualified employees of certain qualified organizations may elect to use a "catch-up" under Code Section 402(g) (8)(A) to increase the $9,500 amount by whichever the following is the least:

             (i)    $3,000.

             (ii)   $15,000 minus any prior contributions using this catch-up.

             (iii) $5,000 times the number of years of service with the Employer minus all prior salary reductions to all 403(b), SEP or 401(k) plans of the Employer.

             For purposes of the catch-up, the term "qualified employee" means any employee who has completed 15 years of service with the qualified organization.

             The term "qualified organization" means any educational organization, hospital, home health service agency, health and welfare service agency, church or convention or association of churches.

        (e) EMPLOYER CONTRIBUTIONS. The Employer may make additional non-elective contributions on behalf of the Participant to the extent that such non-elective contributions, when combined with salary reductions as described in Section (d), do not exceed the lesser of (i) the Participant's Exclusion Allowance or (ii) Code Section 415 limitations. The Participant's Exclusion Allowance is generally the amount obtained by multiplying 20% of the Participant's includable compensation, as defined in Code Section 403(b)(3), from the Employer by the number of years of service with the Employer and subtracting all amounts previously contributed by the Employer and excluded from the Participant's income for Federal income tax purposes in prior years, all in accordance with Code Section 403(b)(2). The Code
        Section 415 limitation is generally the lesser

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        of $30,000 or 25% of the Participant's includable compensation.  An employee of an educational organization, a hospital, a home health service agency, a health and welfare service agency, or a church, convention or association of churches may irrevocably elect under Code Section 415 (c)(4)(D) to use an alternative limitation for their taxable year. Provided that only one of the following may be elected and that the provisions of (i) may be elected only once by a Participant, the alternative limitation in a tax year may be:

             (i) For the year in which the Participant separates from service of the Employer an amount not exceeding the lesser of $30,000 or 20% of Participant's includable compensation multiplied by his last 10 years of service with the Employer to the date of separation reduced by Employer contributions under Code Section 403(b) during these years of service.

             (ii)   In any year of service, the lesser of:

                    -    20% of gross compensation plus $4,000
                    -    the Exclusion Allowance under 403(b)(2)
                    -    $15,000.

             (iii)  In any year, the lesser of 20% of gross
                    compensation of $30,000 reduced by all other employer contributions for retirement benefits.

             Amounts transferred or rolled over pursuant to this Section 2 will not be taken into account in determining the contribution limitations hereunder.

             The Participant will at all times be responsible for determining the Exclusion Allowance and limitations on contributions under Code
        Section 415 or Code Section 402(g). The Custodian, the Sponsor and the Employer shall have no obligation to verify the Participant's Calculations. The Employer shall be solely responsible for assuring compliance at all times with the nondiscrimination requirements of Code Section 403(b)(12), and the Custodian shall not be responsible in any way for such compliance.

             If any amount is contributed in excess of the limitations, the Participant may notify the Custodian in writing of the amount of the excess and request a refund of the excess and the earnings attributable thereto. Notwithstanding any contrary provisions of
        Article II, the Custodian will return such excess and earnings to the Participant at their direction. Failure to direct the Custodian to return the excess and earnings attributable thereto may subject the excess and earnings to penalty taxes pursuant to Code Section 4973.

     3. INVESTMENT IN FUND SHARES. Each contribution to the Account will be invested in such Shares as will be designated by the Participant. Shares will be purchased at the

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     applicable net asset value and will be credited to the Participant's
     Account. All capital gains distributions and dividends received on Shares will (unless received in additional Shares) be reinvested in such Shares in accordance with the Funds' current prospectus. If any dividends or capital gains distributions are paid, at the election of the shareholder, in additional Shares, or in cash, or in property, the Custodian will elect to receive them in additional Shares.

     4. VESTING. The interest of the Participant in the Account will be fully vested and nonforfeitable at all times.

     5. REGISTRATION OF SHARES. All Shares acquired by the Custodian will be registered in the name of the Custodian as such or in the name of its nominee.

                               II.  DISTRIBUTIONS

     1. COMMENCEMENT OF DISTRIBUTIONS. At the written request of the Participant in such form as the Custodian will require, the Shares credited to the Participant's Account will be distributed in accordance with this Article II upon the occurrence of one of the following events:
     (a) the Participant's separation from service with the Employer, (b) the Participant's reaching age 59-1/2, (c) the Participant's incurring a disability, or (d) the Participant's death; provided, however, that no distribution may be made that might disqualify the Account under Code
     Section 403(b)(7), or under any other provision of the Code. Distribution of the Participant's Account will begin no later that April 1 of the calendar year following the calendar year in which the Participant reaches age 70-1/2. In the case of a Participant who reached age 70-1/2 prior to January 1, 1988, distribution will begin no later than April 1 of the calendar year following the calendar year in which the Participant retires. Distributions will in any event be in accordance with the minimum distribution and incidental benefit rules of Code section 401 (a)(9) and applicable regulations.

     2. METHOD OF DISTRIBUTION. Distributions to the Participant will be paid in cash, in Shares, or in both cash and Shares, in any one or more of the following methods in accordance with the written instructions of the Participant filed with the Custodian:

        (a)  In a lump sum;

        (b) In substantially equal, periodic installments payable over a fixed period of more than one year but not longer than the greater of the life expectancy of the Participant or the joint and survivor life expectancy of the Participant and his or her Beneficiary; or

        (c)  By any combination of a lump sum or installment payments.

          If payment of a Participant's distribution is made under paragraph (b) above, the amount distributed in any given year must be an amount at least equal to the quotient obtained by dividing the Participant's total Account value at the beginning of that year by his or her life expectancy, or the joint and survivor life expectancy of the Participant

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     and the Participant's Beneficiary, whichever is applicable, hereinafter referred to in this subsection as the applicable life expectancy. The determination of the life expectancies will be made at the time the Participant is entitled to his or her initial distribution and will be computed by the use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations. The determination of the life expectancies of a Participant and his or her spouse will be redetermined on each Anniversary Date of the initial distribution unless the Participant irrevocably elects otherwise prior to his or her Required Beginning Date. The amount to be distributed each year, beginning with distributions for the first distribution calendar year, must not be less than the quotient obtained by dividing the value of the Participant's Account by the lesser of (i) the applicable life expectancy or (ii) if the Participant's Spouse is not the Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant must be distributed using the applicable life expectancy above as the relevant divisor without regard to proposed regulations section 1.401(a)(9)-2. The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year. If a Participant dies after his or her Required Beginning Date, the remaining portion of his or her interest will be distributed at least as rapidly as under the method of distribution in effect prior to his or her death.

          Distributions will begin after the Participant notifies the Custodian of his entitlement to distributions pursuant to Section 1 above; provided, however, that, subject to the rules of Section 1 concerning the required beginning date for distributions, prior to the commencement of distributions the Participant may make an irrevocable election to have the distribution beginning date deferred to a fixed future date;

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          "Required Beginning Date" means the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2; provided, however, that if a Participant attained age 70-1/2 before January 1, 1988, his or her Required Beginning Date will be April 1, of the calendar year following the calendar year in which occurs the later of his or her retirement or attainment of age 70-1/2.

          In the event that the Custodian receives written notice from the Participant that an excess contribution (as defined in Code Section 4973) has been made, the Custodian will distribute, as soon as possible thereafter, an amount in cash, in Shares or in both cash and Shares, as the Participant elects, equal to the excess contribution (with earnings received thereon to the date of distribution) less any reasonable administrative charges attributable thereto.

     3. DISABILITY. If the participant becomes disabled the amount credited to the Participant's Account may, upon appropriate request, be distributed to him upon proof of such disability. In accordance with Code section 72(m)(7), a Participant will be considered to be disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration. The Participant will not be considered to be disabled unless and until he furnishes satisfactory proof of the existence of such disability in such form as the Custodian may require.

     4. DISTRIBUTIONS PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS. In the case of an Account that is part of an "employee pension benefit plan" (as defined in ERISA), nothing in this Agreement Shall prohibit distribution to any person in accordance with the terms of a "qualified domestic relations order" as defined in Section 206(d) of ERISA.

     5. DEATH OF PARTICIPANT. If the Participant dies before his or her Required Beginning Date, the Beneficiary may elect to have the balance of the Participant's Account distributed as follows:

        (a)  In a lump sum;

        (b) In substantially equal periodic installments payable a fixed period ending by December 31 of the calendar year containing the fifth anniversary of the Participant's death; or

        (c) In substantially equal periodic installments payable over a period not extending beyond the life expectancy of the Beneficiary; provided, however, either that the distribution commences on or before December 31 of the calendar year immediately following the calendar year in which the Participant died or, if the Beneficiary is the Participant's Spouse, that the distribution commences no later than December 31 of the calendar year in which the Participant would have attained age 70-1/2.

          If the Participant has not made an election pursuant to this section by the time of

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     his or her death, the Participant's Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distribution would be required to begin under this Section, or (ii) December 31 of the calendar year which contains the anniversary of the date of death of the Participant. If the Participant has no Beneficiary, or if the Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's spouse dies after the Participant, but before payments to such spouse begin, the provisions of this section shall be applied as if the surviving spouse were the Participant. If payment of a Participant's distribution is to be made under paragraph (c) above, the amount distributed in any given year must be determined pursuant to paragraph b of Section 2 above. Any amount paid to any minor child of a Participant will be treated as if it were paid to such Participant's spouse, provided the amount is payable to such Participant's spouse upon the child's reaching the age of majority (or such other event as may be specified in regulations promulgated by the Secretary of the Treasury).

          "BENEFICIARY" means:

             (i)    The Participant's spouse; or

             (ii) The person, persons or trust designated by the Participant as beneficiary, provided that if the Participant is married at the time the designation is executed, or marries at any time thereafter, such designation will not be effective unless the Participant's spouse consents in writing to such designation, such consent acknowledges the effect of the designation and such consent is witnessed by a notary public; provided further that such consent will bind only the spouse who executes it, and not any other spouse of the participant; or

             (iii) if the Employee has no spouse and no effective beneficiary designation, the Participant's estate. The Custodian must be furnished with any and all certificates, tax waivers and other documents requested by it in its discretion before it will be required to make any distribution in the event of the Participant's death, or the death of the Participant's Beneficiary.

     6. TRANSFERS AND ROLLOVERS FROM THE ACCOUNT. To the extent permitted by law, the Participant may transfer any or all of the assets of the Account directly to another 403(b)(7) custodial account or to a 403(b) annuity plan. The Custodian shall have no responsibility to the Participant after any such transfer.

     7. DIRECT ROLLOVERS. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of this Agreement to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Custodian and fund transfer agent, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan

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     specified by the distributee in a direct rollover.

     For the purpose of this section, the following definitions apply:

        (a) Eligible rollover distribution: An eligible rollover is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently that annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). An eligible rollover distribution also does not include any other amounts that may be excluded under regulations, procedures, notices, or rulings interpreting the term eligible rollover distribution under sections 401(1) (31), roe, or 403(b) of the Code.

        (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(1) of the Code, an individual retirement annuity described in section 408(b) of the Code, or another 403(b) annuity, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

        (c) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

        (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.


                            III.  RECORDS AND REPORTS

     1. ACCOUNTING BY CUSTODIAN. The Custodian will keep accurate and detailed records of all receipts, investments, disbursements and other transactions for the Account. As soon as practicable after any contribution made hereunder or any reinvestment of dividends or capital gains distributions, the Custodian will send to the participant or Beneficiary a written confirmation containing information with respect to the investment

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     of such contribution, or such reinvestment of dividends or capital gains distributions, and the current status of the Account. A similar confirmation will be sent to the participant or Beneficiary upon each distribution of benefits.

     2. REPORTS OF THE CUSTODIAN. The Custodian will keep such records, make such identifications and file with the Internal Revenue Service such reports, returns and other information concerning the Account as may be required of the Custodian under the Code, or under regulations issued under the Code or under the Employee Retirement Income Security Act of 1974, as amended.

                      IV.  CUSTODIAN'S FEES; OTHER MATTERS

     1. FEES OF CUSTODIAN. In consideration of its services, the Custodian will receive an annual maintenance fee of $12 per Account. If the fee is not paid separately by the Participant, the Custodian is entitled to liquidate shares in the Account to pay the fee.

          Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the Account will be paid from the assets of the Account. Any transfer taxes incurred in connection with the investment of the assets of the Account, and all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the custodian, will similarly be paid from the assets of the Account.

     2. CONTRIBUTIONS AND WITHDRAWALS NOT RESPONSIBILITY OF CUSTODIAN. The Custodian will not be responsible for the purpose or propriety of any contribution or of any distribution or withdrawal made hereunder or for any other action taken pursuant to the Participant's request. The Participant, his Beneficiary, if any, and the executor or administrator of each of them, if appropriate, will at all times fully indemnify and hold harmless the Custodian, its successors and assigns, and all claims, actions, or liabilities arising from investments or distributions made or actions taken at the direction of such person(s) and from any and all other liability whatsoever (including without limitation all reasonable expenses incurred in defending against or settlement of such claims, actions or liabilities) which may arise in connection with this Agreement or the account, except liability arising from the gross negligence or willful misconduct of the Custodian. The Custodian will be under no duty to take any action with respect to the Account other than as set forth herein unless the Participant or the Employer furnishes the Custodian with proper instructions to which the Custodian has specifically agreed in writing. The Custodian may conclusively rely upon and will be protected in acting upon any written order, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and which appears to have been executed properly and, if it acts in good faith, in taking or omitting to take any other action.

     3. RESIGNATION AND REMOVAL OF CUSTODIAN. The Custodian may resign at any time upon 30 days' notice in writing to Berger Associates, Inc., the Sponsor of the funds issuing the Shares (the "Sponsor") and Participant and may be removed by the Sponsor or Participant at any time upon 30 days' notice in writing to the Custodian. Upon any such resignation or removal, the Sponsor will appoint a successor custodian qualified

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     under Code Section 401(f)(2).  After written acceptance by the successor custodian so appointed, the Custodian will transfer all assets of and records pertaining to the Account to the successor custodian. The Custodian is authorized, however, to reserve such sum of money or property as it may reasonably deem advisable for the payment of its fees, compensation, costs and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Account or upon or against the Custodian, with any balance to be paid over to the successor custodian within a reasonable time after its resignation or removal.
     The Custodian will have a lien on the assets of the Participant's Account to the extent of any such charges. The successor custodian will hold all assets and records delivered to it in accordance with the terms hereof. The Custodian shall not be liable for the acts or omissions of any successor custodian upon the transfer of assets of the account to a successor custodian, the resigning or removed custodian shall be relieved of all further liability with respect to this agreement, the account and the assets thereof.

                        V.  PROXIES AND VOTING OF SHARES

     The Custodian will mail to the Participant all notices, prospectuses, financial statements, proxies and proxy solicitation material relating to the Shares held in the Account. Proxies will be voted by the Custodian in accordance with the Participant's written instructions.

                          VI.  AMENDMENT OR TERMINATION

     1.   AMENDMENT.

        (a) BY EMPLOYER. This Agreement and the various documents incorporated herein may be modified or amended by the Employer by delivering to the Participant and to the Custodian a written copy of such modification or amendment signed by the Employer, subject to the approval of the Custodian.













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        (b)  BY PARTICIPANT.  The Participant may amend this Agreement by making any of the following changes:

             (1) No more than once in each taxable year of the Participant, and subject to other applicable provisions of this Agreement, the Participant may change the Agreement between the Employer and the Participant as to the adjustment of the Participant's salary by submitting to the Employer and the Custodian a revised Application; or

             (2) The Participant may change his Beneficiary at any time by submitting to the Custodian a revised designation of beneficiary, provided that the designation by a Participant of any person, persons or trust other than his spouse as Beneficiary will not be effective unless it is in accordance with Article II, Section 4, subsection (b).

        (c) BY SPONSOR. The Employer, the Participant, and the Custodian, hereby delegate authority to the Sponsor to modify or amend this Agreement and the various documents incorporated herein, and the Employer, the Participant, and the Custodian will be deemed to have consented to any such modification or amendment. The Sponsor will provide copies of any such modification or amendment to the Employer, the Participant and the Custodian.

        (d)  LIMITATIONS.  Notwithstanding the powers granted in subsections
        (a), (b) and (c) above, no amendment may be made that would:

             (i) Cause or permit any part of the assets in the Account to be diverted to purposes other than for the exclusive benefit of the Participant and his Beneficiaries, or cause or permit any portion of such assets to revert to or become the property of the Employer,

             (ii) Increase the responsibilities of the Custodian without its written consent, or

             (iii) Retroactively deprive any Participant or Beneficiary of any benefits to which he was entitled under the Agreement by reason of contributions made by the Employer, unless such modification or amendment is necessary to conform the Agreement to, or satisfy the conditions of any law, governmental regulation or ruling, or to permit the Agreement and Account to meet the requirements of Code Section 403(b) or any similar statute modification or amendment must be pursuant to an opinion of counsel that it is necessary or advisable to conform the Agreement to the requirements of law.

     2.   TERMINATION.

        (a) TERMINATION OF CONTRIBUTIONS. With respect to compensation not yet earned by a Participant this Agreement may be terminated by the Participant by

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        giving written notice to the Employer.  Copies of such notice will be sent forthwith to the Custodian. Unless otherwise mutually agreed upon by the Employer and the Participant, any such termination will take effect as of the last day of the month next following the month in which such written notice is given, the Participant's compensation will be increased by the amount by which it otherwise would be reduced pursuant to the Application, or other written agreement between the Employer and the Participant as to the adjustment of the Participant's compensation, and the obligations under this Agreement of the Employer with respect to future pay periods will cease.

        (b) TERMINATION UPON RESIGNATION OR REMOVAL. The Custodian may elect to terminate the Account following its resignation or removal under
        Section 3 of Article IV hereof it the sponsor has not appointed a successor custodian within 60 days of such resignation or removal, or arranged for the transfer of the assets held in the Account to another custodial account. In the event of any such termination, the amounts in the Account at the date of termination will be distributed to the Participant (or Beneficiaries) in cash, in Shares or in both cash and Shares, in one or more of the ways provided in Section 2 of Article II hereof, in accordance with the written directions of the Participant or Beneficiary or, in the absence of such direction, as a lump sum in Shares. Upon completion of such distribution, the Custodian will be released from all further liability with respect to all amounts so paid, to the extent permitted by applicable law.

        (c) TERMINATION ON DISTRIBUTION. This Agreement will terminate as to a Participant when all the assets held in the Account established for him have been distributed. Upon completion of such distribution, the Custodian will be released from all further liability with respect to all amounts so distributed, to the extent permitted by applicable law.

        (d) TERMINATION ON DISQUALIFICATION. This Agreement will terminate as to a Participant if, after notification by the Internal Revenue Service that the Participant's Account does not qualify under Code
        Section 403(b)(7), the Sponsor fails to or is unable to make the amendments necessary so to qualify the Account. On such termination of this Agreement, all assets in an Account will be distributed in Shares by the Custodian to the Participant or, in the event of his death, to his Beneficiary. Upon completion of such distribution, the Custodian will be released from all further liability with respect to all amounts so paid, to the extend permitted by applicable law.

                         VII.  MISCELLANEOUS PROVISIONS

     1. EXCLUSIVE BENEFIT. No part of the assets of the Account may at any time be used for or diverted to purposes other than for the exclusive benefit of the Employee or his Beneficiaries except as specifically provided herein.

     2. NON-ALIENATION. The benefits, rights, privileges, payments, proceeds, claims or other interests of the Participant or his Beneficiaries hereunder are not transferable nor subject to commutation, anticipation or encumbrance by such Participant or his Beneficiary, nor subject to alienation, assignment, garnishment, attachment, execution, or levy of any kind, except pursuant to a "qualified domestic relations order," as such term is defined in Code
     Section 414(p), as amended, or by the Custodian for its fees and expenses, and no attempt to cause such assets to be so subjected will be recognized by the Custodian.

     3. SEVERABILITY. If any provision of this Agreement is held invalid or illegal for any reason, this Agreement will be construed and enforced as if such provision had never been included in this Agreement, and such determination will not affect any remaining provision of this agreement.

     4. NOTICES. All notices provided for herein, as well as any other notices which might be sent, will be deemed effective if mailed by first class mail to the last address appearing in the Custodian's records.

     5. GOVERNING LAW. This Agreement is accepted by the Custodian in and will be construed, administered, and enforced in accordance with the laws of the State of Missouri.

     6. GRAMMAR. One gender will be deemed to denote the other, the singular denote the plural and the plural denote the singular where the context so permits.

     7. ERISA. If this Agreement is determined to constitute part of an "employee benefit plan" established or maintained by the Employer subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA), then the Employer will be responsible for assuring such employee benefit plan complies at all times with the applicable requirements of ERISA.

     This Account is established with the intent that it will conform with the requirements of Section 403(b) of the Code. Accordingly, all terms and provisions contained herein will be interpreted, wherever possible, so as to be in compliance with the requirements under that Section. This Agreement is not a prototype plan, master plan, or other document approved by the Internal Revenue Service. Procedures for such approval have not yet been established.

403(b)(7) INDIVIDUAL APPLICATION                                 BERGER FUNDS
-----------------------------------------------------------------------------

TO:  INVESTORS FIDUCIARY TRUST COMPANY, PO Box 419958, Kansas City, MO  64141

-----------------------------------------------------------------------------
NAME OF PARTICIPANT           DATE OF BIRTH          SOC. SEC. NO./TAX ID NO.

-----------------------------------------------------------------------------
ADDRESS                                               ZIP

-----------------------------------------------------------------------------
NAME OF EMPLOYER/PLAN SPONSOR                             TELEPHONE NUMBER

-----------------------------------------------------------------------------
ADDRESS OF EMPLOYER                                   ZIP


Employer/Plan Sponsor is ______ Public School ______ 501(c)(3) Organization

This application is for
     (a) Periodic Contributions __________________
     (b) Transfer from 403(b) Custodial Account or Annuity _________________

1.   PARTICIPANT'S INVESTMENT INSTRUCTIONS

The amount of each contribution to the Custodial Account shall be invested in the following Fund(s) ($50 minimum) in the following amounts:

Berger One Hundred Fund            Employee  $_________   Employer  $_________
Berger Growth and Income Fund                $_________             $_________
Berger Small Company Growth Fund             $_________             $_________
Berger New Generation Fund                   $_________             $_________

NOTE: If you prefer not to have the Custodial fee deducted from your Custodial Account, make a $12 check per account payable to Investors Fiduciary Trust Company and mail with your application.

YOUR EMPLOYER WILL SEND THE 403(b) CONTRIBUTIONS MADE ON YOUR BEHALF TO INVESTORS FIDUCIARY TRUST COMPANY.

2.   DESIGNATION OF BENEFICIARY


PRIMARY BENEFICIARY:                         SECONDARY BENEFICIARY:
--------------------                         ----------------------



-----------------------------------    ------------------------------------
(Relationship)                         (Relationship)

-----------------------------------    ------------------------------------
(Name)                                 (Name)

-----------------------------------    ------------------------------------
(Address)                              (Address)

-----------------------------------    ------------------------------------
(City/State/Zip Code)                  (City/State/Zip Code)

-----------------------------------    ------------------------------------
(Social Security Number/               (Social Security Number/
 Date of Birth)                         Date of Birth)


                          SPOUSAL CONSENT TO ELECTIONS

     I hereby consent to the above elections made by my spouse regarding the beneficiary from the above referenced Plan. I understand that my giving this Consent means that if I am not appointed as sole Primary Beneficiary, I will not be entitled to receive survivor benefits if my spouse (i) dies prior to receiving the full amount of his or her benefits from such Plan and (ii) is survived by his Beneficiary (other than me) named above. I further understand that my Consent to the above elections is irrevocable. However, this Consent shall be null and void, and shall have no effect, if my spouse revokes or changes any of the elections made above.




Dated this _____________ day of ____________, 19____.


                                       ------------------------------------
                                       (Signature of Participant's Spouse)

STATE OF _______________________)
                                 ss:
COUNTY OF ______________________)

     On this _____ day of _______________, nineteen hundred and _______, before me came ____________________________________________, to me known to be the individual who executed the foregoing Consent, and acknowledged that he
(she) executed the same.  My commission expires ________________, 19____.



                                       ------------------------------------
                                       (Signature of Notary Public)


3.   SIGNATURE

I hereby:

     (i) appoint Investors Fiduciary Trust company or its successors as Custodian of my 403(b)(7) account;
     (ii)   acknowledge receipt and acceptance of the Custodial Agreement;
     (iii)  acknowledge receipt of a current prospectus of the Funds;
     (iv)   consent to the custodian's fee as specified in the Custodial
            Agreement;
     (v) agree to promptly give instructions to the Custodian necessary to enable the Custodian to carry out its duties under the Custodial Agreement;
     (vi) agree that whatever information is required to be filed with the Internal Revenue Service will be filed by me unless the Custodian is required to file such information;
     (vii) acknowledge that I have complete responsibility for computing the annual exclusion allowance; and
     (viii) designate the beneficiaries named in paragraph 2 above.



---------------------------------------------------------------------------
SIGNATURE                                                              DATE


This Section to be Completed by Custodian Only.

Appointment as Custodian accepted:

INVESTORS FIDUCIARY TRUST COMPANY



By
   ----------------------------------
   Authorized Signature          Date


You will not receive an executed copy of this Application. Please make a copy for your records. The receipt of your purchase confirmation statement will verify that your 403(b)(7) Custodial Account has been accepted by the Custodian.



403(b) TRANSFER/EXCHANGE REQUEST FORM


TO:
     ----------------------------------------------------------------------
     Current Custodian or Insurance Company                     Date

     ------------------------------------------------------

     ------------------------------------------------------

RE:
     ------------------------------------------------------
     Participant

     ------------------------------------------------------
     Contract/Account Number(s)

     ------------------------------------------------------

     ------------------------------------------------------

Gentlemen:

I wish to effect a tax-free transfer exchange of (check one):

     ________ the entire amount or,

     ________ $__________ of the above referenced 403(b) Custodial Account or Annuity to a Berger Fund Custodial Account.

Since it is my intention that this transfer/exchange not constitute actual or constructive receipt by me for income tax purposes, I request and authorize you to transfer the value of that portion of my 403(b) Tax Sheltered Annuity or 403(b)(7) Custodian Account indicated above and make your check payable and send to:

                    Investors Fiduciary Trust Company (Custodian)
                    c/o Berger Funds
                    PO Box 419958
                    Kansas City, MO  64141

Please reference my name and social security number and the Berger Funds with your check.



-----------------------------------
Signature

This 403(b) Transfer/Exchange Request Form should be mailed with your original application to Investors Fiduciary Trust Co. Investors Fiduciary Trust Company will submit this Form and a Letter of Acceptance to your current Custodian or Insurance Company to authorize the direct transfer of the value of that portion of your current 403(b) Account/Contract indicated above.

403(b)(7) SALARY REDUCTION AGREEMENT

Agreement is made this _______ day of ________________, 199____, by and between _____________________ (Participant) and ________________________
(Employer). Each hereby agrees that beginning ________________, 199____* compensation for each pay period shall be reduced by $_________ or _____%. The Employer shall contribute the amount of such reduction to the Participant's 403(b)(7) Custodial Account with Investors Fiduciary Trust Company. In no event shall the annual contributions on behalf of Participant exceed the lesser of Participant's "Exclusion Allowance" permitted under
Section 403(b) of the Code or maximum "Annual Addition" under the limitations contained in Section 415 of the Code. Participant is responsible for determining that the salary reduction in this Paragraph does not exceed such Exclusion Allowance or maximum Annual Addition. Employer will provide Participant, upon request, any available information from Employer's records which is necessary to enable Participant to make such determinations.

Employer will forward the amount of such reduction for the purchase of shares in the Berger Funds to:

                    Investors Fiduciary Trust Company, Custodian
                    c/o Berger Funds
                    PO Box 419958
                    Kansas City, MO  64141

This Agreement is legally binding and irrevocable with respect to all amounts earned by the Participant while this Agreement is in effect; provided, however, that Participant or Employer may, by 30 days written notice to the other, terminate the Agreement with respect to amounts not yet earned at the time of termination.

Participant will not be permitted to enter into more than one salary reduction agreement with Employer during a calendar year. A modification of the amount of salary reduction of this Agreement constitutes a new agreement. However, the mere continuation of this Agreement from a calendar year to a new calendar year does not constitute an amendment or modification of this Agreement, or the makeing of a new agreement in such latter taxable year.

This Agreement is subject to the provisions of the Berger One Hundred Fund, Inc., Berger Growth and Incone Fund, Inc., Berger Small Company Growth Fund, Inc., and Berger New Generation Fund, Inc., Custodial Account Agreement which is hereby incorporated by reference.

Contributions made with respect to this Agreement shall be invested in shares of the Berger One Hundred Fund, Inc., the Berger Growth and Income Fund, Inc., the Berger Small Company Growth Fund, Inc., or the Berger New Generation Fund, Inc. as designated by Participant.


---------------------------------------------------------------------------
Participant's Signature

---------------------------------------------------------------------------
Authorized Signature for Employer

---------------------------------------------------------------------------
Name and Title

* The date selected must be after the date on which this Agreement is signed; the Agreement shall be effective only with respect to amounts earned after such date.

INSTRUCTIONS FOR STARTING YOUR BERGER
FUNDS 403(b)(7) RETIREMENT PROGRAM



     Included in this brochure you will find everything you need to sign up for the Berger Funds 403(b)(7) Retirement Program. In addition to this brochure you should carefully read the prospectus of the Funds. Instructions for enrolling in the Berger Funds 403(b)(7) Retirement Program are listed below:

ASSET TRANSFERS


1. Complete the enclosed 403(b)(7) Individual Application including selection of desired investment option and beneficiary designation and return to:

                    Investors Fiduciary Trust Company
                    c/o Berger funds
                    PO Box 419958
                    Kansas City, MO  64141

2. Complete and sign 403(b) Transfer/Exchange Request Form and return to Berger Funds at the above address.




SALARY REDUCTION ACCOUNTS


1.* Complete the enclosed 403(b)(7) Exclusion Allowance worksheet to determine your Maximum Allowable Contribution.

2. Complete the 403(b)(7) Individual Application including selection of desired investment option and beneficiary designation and return to Berger Funds at the above address.

3. Complete the 403(b)(7) Salary Reduction Agreement and give to your employer. (Your employer may have their own form which is to be used for this purpose.)

* Please consult with your employer and/or tax advisor regarding this worksheet. The Berger Funds cannot assist you with this form.

                      403(b) EXCLUSION ALLOWANCE WORKSHEET

Name-----------------------------------------------       Date-------------
Maximum Exclusion Allowance (MEA)

1.  Gross Annual Salary*                                    $------------------

2.  Full and fractional years of service                    $------------------

3.  Prior contributions, excludable from taxation,
    by employer to all retirement Plans.**                  $------------------

4.  Line 2 times .2 plus 1                                   ------------------

5.  Line 1 times line 2 times .20                           $------------------

6.  Line 5 minus line 3                                     $------------------

7.  MEA: Line 6 divided by line 4                           $------------------

Normal Limit (Lesser of MEA or Section 415 limit)

8.  The lesser of:
         a.  Line 1 times .20,
         b.  Line 7, or
         c.  $30,000                                        $------------------

Special "Catch-Up" Options: For employees of educational organizations, church organizations, hospitals, home health service agencies or health and welfare service agencies only. (Irrevocable.
Once Option B or C is used only that Option or the basic formula can be used in subsequent years.)

9.  A.   "Year of separation limitation"
         The lesser of:
         a.  Line 7, or
         b.  $30,000, or
         c.  The greater of:
              1.  the MEA (Line 7) using the most
                  recent 10 year period ending on
                  the date of separation, or
              2.  Line 1 times .20                          $-------------------

* Gross annual salary is taxable income from the employer prior to elective and non-elective 403(b) contributions. It is assumed that the current calendar year is also the "Most recent period that may be counted as a year of service" under IRS regulations.

** Prior contributions include contribitions (elective and non-elective) to all plans of the employer ie., defined benefit, defined contribution, SEP, 401(k), 403(b), and 457 plan contributions during any years except current year counted toward years of service.

10.  B.  "Year of Service Limitation"
         The lesser of:
         a.  Line 1 times .20) plus 3,200
         b.  Line 7, or
         c.  $15,000                                        $------------------

11.  C.   "Overall Limitation"***
          the lesser of:
          a.   Line 1 times .20, or
          b.   $30,000

12.  Total 403(b) exclusion allowance alternatives,
     elective plus non-elective 403(b) contributions.
     Normal Limit -- Line 8                                 $------------------
     Option A     -- Line 9                                 $------------------
     Option B     -- Line 10                                $------------------
     Option C     -- Line 11                                $------------------
Elective Deferral Limit: For employees who have 15 years of service or more and are employed by an educational organization, church organization, hospital, home health service agency or health and welfare service organization only.

13.  Non-elective 403(b) contributions for current year.  $-------------------

14.  The lesser of:
     a.   $3000
     b.   $15,000 minus prior contributions using this catch-up.
     c. $5,000 times line 2 minus prior elective contributions to all 403(b), SEP, or 401(k) plans of the employer.

          If years of service with current employer less
          than 15, enter zero                               $-------------------

15.  The elective deferral limit is $9,500 plus line 14
     minus current year elective deferrals to all 401(k)s
     or SEPs of ALL employers.                              $-------------------

16.  Maximum elective deferral
     The lesser of:
     a.   Total 403(b) exclusion allowance alternative
          (choose one from Line 12) minus Line 13, 04
     b.   Line 15.  This is the amount you may elect to
          contribute for this Taxable year.                 $-------------------

*** When using this option, all contributions to qualified plans of the employer must be aggregated. If you are a participant in a defined benefit pension plan, do not select this option in Line 16(a) below without consulting your tax advisor.